UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 9, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On March 9, 2009, a French subsidiary of the Company, Pilot S.A.S. (“Pilot”), entered into an amendment to its €55,000,000 Line of Credit Agreement (the “LC Agreement”) with Societe Generale, BNP Paribas and Credit Lyonnais (collectively, the “Banks”) pursuant to which the Banks extended the LC Agreement from March 14, 2009 to June 30, 2009. This amendment will become effective March 13, 2009, subject to the satisfaction of certain closing conditions. The Company intends to conclude either a strategic or refinancing transaction within the period covered by this extension, in which case, the indebtedness subject to the LC Agreement would either be refinanced or repaid. The amendment also (i) increases the interest rate under the LC Agreement from EURIBOR plus 1.6% to EURIBOR plus 2.8%, (ii) requires the payment of an administrative fee of 0.5% of the outstanding balance and (iii) requires a mandatory prepayment of the LC Agreement upon the occurrence of certain events (e.g., sale of the Company’s Quiksilver, Roxy or DC Shoes trademarks or businesses, termination of the Company’s French tax consolidation, or the default under or cancellation of certain other debt arrangements).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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